SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report: September 28, 1999                Commission file number 1-5805
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                         THE CHASE MANHATTAN CORPORATION
             (Exact name of registrant as specified in its charter)


          Delaware                                             13-2624428
          --------                                             ----------
(State or other jurisdiction                                (I.R.S. Employer
      of incorporation)                                    Identification No.)


     270 Park Avenue, New York, NY                               10017
     -----------------------------                               -----
(Address of principal executive offices)                      (Zip Code)


       (Registrant's telephone number, including area code) (212) 270-6000

Item 5. Other Events

The Chase Manhattan Corporation ("Chase") announced on September 28, 1999 an agreement for Chase to acquire Hambrecht & Quist Group for $50 per share in cash or a total consideration of $1.35 billion. The agreement between Chase and Hambrecht & Quist provides for a cash tender offer by Chase pursuant to documents to be filed with the Securities and Exchange Commission and mailed to the shareholders of Hambrecht & Quist. Consummation of the tender offer is subject to customary conditions, including acceptance by a majority of Hambrecht & Quist's outstanding shares and receipt of applicable regulatory approvals.

A copy of the press release announcing the transaction is attached as an exhibit hereto. That press release may contain statements that are forward looking within the meaning of the Private Securities Litigation Act of 1995. Such statements are subject to risks and uncertainties and Chase's actual results may differ materially from those set forth in such forward looking statements. Reference is made to Chase's reports filed with the Securities and Exchange Commission, in particular Chase's Annual Report on Form 10-K for the year ended December 31, 1998, for a discussion of factors that may cause such differences to occur.


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  Exhibit Number                         Description
- -------------------                      --------------

      99.1                               Press Release


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                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         THE CHASE MANHATTAN CORPORATION
                                                  (Registrant)


                                         /s/  Dina Dublon
                                         --------------------------------------
                                         Executive Vice President and
                                         Chief Financial Officer


Dated:  September 29, 1999


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[Logo] CHASE                                                HAMBRECHT & QUIST
THE RIGHT RELATIONSHIP IS EVERYTHING


NEWS RELEASE

The Chase Manhattan Corporation
270 Park Avenue
New York, New York 10017



                 CHASE IN AGREEMENT TO ACQUIRE HAMBRECHT & QUIST


      New York, September 28, 1999 -- The Chase Manhattan Corporation (NYSE:
CMB) and Hambrecht & Quist Group (NYSE:HQ) today announced an agreement for Chase to acquire Hambrecht & Quist for $50 per share in cash or a total consideration of $1.35 billion. The agreement has been approved by the boards of directors of both companies and is expected to be completed by the end of this year.

      "The acquisition of Hambrecht & Quist is an important strategic move for Chase," said William B. Harrison, Jr., President and CEO of The Chase Manhattan Corporation. "It extends Chase's one-stop investment banking range of products in the highest growth sector of the US economy, where media, telecommunications, information technology and the Internet converge. Chase's clients will benefit immediately from Hambrecht & Quist's award-winning equity research and its high-quality equity platform. And Hambrecht & Quist's clients will benefit through the availability of Chase's market leading products. Our goal is to offer the right financial relationships for companies in the new economy---from venture capital stage to IPO to mature company," said Harrison.

      "This is an important step for Chase in developing a public equities practice in a way that has a positive return to our shareholders," Harrison said. "We will continue to be very disciplined in the way we approach this platform."

      "The opportunity to become part of Chase and to help build its leadership in the `new economy' is a compelling one," said Daniel H. Case III, Chairman and Chief Executive Officer of Hambrecht & Quist, who will become Chairman and Chief Executive Officer of Chase Securities West and Head of Chase's Global Technology Group. "Our Board believes that this transaction is in the best interests of Hambrecht & Quist's customers, shareholders and employees. In the last five years, Hambrecht & Quist's revenue and income have increased fivefold," Case added. "Hambrecht & Quist is choosing to partner from strength, and we believe we have chosen the strongest possible partner. I am excited about our planned `global capability, local delivery' approach to integrating our businesses and serving our clients."


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      Hambrecht & Quist will assume the Chase name and continue to be headquartered in San Francisco. As a part of the purchase contract, Chase will establish for Hambrecht & Quist's key employees a $200 million retention pool in Chase stock, payable over four years.

      Operationally, Hambrecht & Quist will become part of Chase Securities' investment banking arm, headed by James B. Lee, Jr., Vice Chairman. "We are very excited about the huge potential that this acquisition represents. First, it will allow us to enhance the very powerful `one-stop' investment banking model, which we pioneered. Second, Hambrecht & Quist adds exceptional talent to our company, true professionals with the same vision and values," Lee said. He noted that the "new economy" accounted for more than half of all M&A and equity offerings this year, and that this transaction puts Chase's investment bank squarely in the middle of that growth potential. "As we have done in building other investment banking businesses, this acquisition will allow us to execute our integrated, one-culture, one-team approach to adding value to clients, especially in media, telecom, information technology, and the Internet, as well as healthcare," Lee added.

      The agreement between Chase and Hambrecht & Quist provides for a cash tender offer by Chase, to commence within the next five business days pursuant to documents to be filed with the Securities and Exchange Commission and mailed to the shareholders of Hambrecht & Quist. Consummation of the tender offer is subject to customary conditions, including acceptance by a majority of Hambrecht & Quist's outstanding shares and receipt of applicable regulatory approvals.

      Chase Securities Inc. acted as financial advisor to The Chase Manhattan Corporation. Hambrecht & Quist, LLC acted as financial advisor to Hambrecht & Quist Group.

      Hambrecht & Quist is one of the most experienced providers of investment banking services to the "new economy," with a focus on growth industries, including technology, life sciences, and information services. Its products include public equity, private equity and venture capital, private placements, fixed-income and M&A advisory services. Headquartered in San Francisco, Hambrecht & Quist employs roughly 1000 people in offices in San Francisco, New York, Boston, Atlanta, London, Tel Aviv and Tokyo.

      The Chase Manhattan Corporation, with more than $357 billion in assets, is one of the world's premier financial services institutions, with operations in 48 countries around the globe. Chase has top-tier ranking in all areas of investment banking, private banking, trading and global markets activities as well as information and transaction processing. Chase is a leading provider of financial solutions to large corporations, government entities, middle market, small businesses and individuals, and has relationships with more than 32 million consumers across the United States. Chase can be reached on the Web at www.chase.com.


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